UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Great Plains Energy Incorporated
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

September 9, 2016

Dear Fellow Shareholder:

We previously sent you proxy material for the Special Meeting of Shareholders of Great Plains Energy Incorporated, to be held on September 26, 2016. Your Board of Directors unanimously recommends that shareholders approve the proposed transaction with Westar Energy, Inc. and vote FOR all of the proposals listed on your proxy card.

Your vote is important, no matter how many or how few shares you may own. Please vote TODAY by accessing the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy card in the envelope provided.

Very truly yours,

Ellen E. Fairchild
Vice President, Chief Compliance Officer and
Corporate Secretary

REMEMBER:
You can vote your shares by accessing the Internet and by telephone.
Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
TOLL-FREE, at 1 (877) 687-1875.

Additional Information and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed transaction, Great Plains Energy has filed with the SEC a Registration Statement on Form S-4 (Registration No. 333-212513), which was declared effective by the SEC, and a definitive joint proxy statement of Great Plains Energy and Westar, which also constitutes a prospectus of Great Plains Energy, each of which is publicly available, and Great Plains Energy and Westar have filed and may file other documents regarding the proposed transaction with the SEC. Great Plains Energy and Westar have mailed to their respective shareholders the definitive joint proxy statement/prospectus in connection with the transaction. WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT AND DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT GREAT PLAINS ENERGY, WESTAR AND THE PROPOSED TRANSACTION.

Investors can obtain free copies of the Registration Statement and definitive joint proxy statement/prospectus and other documents filed by Great Plains Energy and Westar with the SEC at http://www.sec.gov, the SEC’s website, or free of charge from Great Plains Energy’s website (http://www.greatplainsenergy.com) under the tab, “Investor Relations” and then under the heading “SEC Filings.” These documents are also available free of charge from Westar’s website (http://www.westarenergy.com) under the tab “Investors” and then under the heading “SEC Filings.”
Participants in Proxy Solicitation
Great Plains Energy, Westar and their respective directors and certain of their executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Great Plains Energy’s and Westar’s shareholders with respect to the proposed transaction. Information regarding the officers and directors of Great Plains Energy is included in its definitive proxy statement for its 2016 annual meeting filed with the SEC on March 24, 2016. Information regarding the officers and directors of Westar is included in its definitive proxy statement for its 2016 annual meeting filed with the SEC on April 1, 2016. Additional information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, is set forth in the Registration Statement and definitive joint proxy statement/prospectus and other materials filed with SEC in connection with the proposed transaction. Free copies of these documents may be obtained as described in the paragraphs above.